FOUNDERS' AGREEMENT JOINT STOCK COMPANY WITH FOREIGN INVESTMENTS

"UNITED ENGINEERING COMPANY"

Article 1
THE FOUNDERS AND FORMATION

The Founders of the Joint Stock Company:

1. The State Property Fund of Ukraine, represented by the President of the Fund, Mr. Vladimir Priadko, acting in the interests of the state-owned enterprises:
The Production Association "Southern Machine-Building Plant", "Trust # 5 for Special Construction Works", Construction Bureau "The Southern" ;

2. The "Spivdruznist" Association of Enterprises, by Vyacheslav. M. Taran, the Managing Director, the legal address: Svobody Str. 2-A, Lozova, Kharkiv Region;

3. The Special Construction and Technology Bureau of the Electrical Welding Institute ("The Paton Institute") , by Leonid A.Volgin, the Managing Director, the Legal Address: B.Khmelnitsky Str., 5, Vasilkiv of Kievkaja Region;

4. "Ukrinvestkonversia ltd." - The Limited Liability Company, by Sergij Lutwort, the President, the legal address: Peremoga Squ., The Officers Club, Vinnitza;

5 . The Limited Liability Company EKSKATT ltd.", by Viacheslav G. Lashkevitch , the President, the legal address: Bozenko Str., 11, Kiev;

6. Research and Production Enterprise with Limited Liability "Pivdenexo", by Nikolay Melnik, the Direktor General, the legal address: Altayskaya str. , 51, City of Dniepropetrovsk, Ukraine, and

7. Corporation "CONSORTIUM SERVICE MANAGEMENT GROUP - "C.S.M.G." registered in Texas, USA, the certificate of incorporation issued November 17, 1992, The Corporation Statutes # 01250009, represented by Donald Robbins, President of the Corporation, the legal address - 701 CCNB, North Tower 500, N. Shoreline, Corpus Christi, Texas, 78471, USA.,

have agreed to act as Founders of a closed Joint Stock Company, referred to as "The Company", to be established in accordance with Ukrainian Law and for the purpose of production operations and other activities herein set forth. The Ukrainian Founders and the American Co-Founder listed herein shall be regarded as original shareholders of the Company (to referred to as "the Founders" or "the Shareholders"). 1.2. The Governing Laws: The Company establishment and activities shall be governed by:

- the  effective  legislation  of  Ukraine,  "The  Law of  Ukraine  On  Business
Associations"   in  particular,   legislation  on  investments  and  on  foreign
investments in Ukraine and by other legislative acts,

- by this Founders Agreement and by

- The Company Statutes that may be subject to amendments from time to time;

Article 2 DURATION

The duration of the Company shall be perpetual.

Article 3 PURPOSES AND FIELDS OF ACTIVITY


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The broad  commercial  purpose of the Company shall be rendering of all kinds of engineering services which may be needed for the implementation of the state-funded and supported and of other military conversion programs and projects, as well as creation of certain profitable daughter enterprises and operations. In accordance with the broad commercial purpose the scope of business activity of the Company shall be:

- working out and development of programms, projects and technologies, focused on the liquidation of armaments and participation in the implementation of the said programms;

- reconstruction of military objects taken off duty as the result of liquidation of armaments;

- liquidation, utilization and salvaging of ammunition, explosive effect connected works.

- working out and development of rehabilitation and training programms mainly for the army officers of the military units to be disbanded as the result of the armaments reduction to fill the positions in the Company;

- building and sale on the low interest credit basis of housing for the army officers leaving the Army in connection with the disarmament;

-  technological  engineering  services,   resulting  mainly  in  providing  and
transferring of certain technologies ordered by a third parties for the purpose of creation of new industrial object or conversion of military production;

- construction engineering, resulting mainly into the activity which involves managing supplies of and mounting of specific technological equipment, operating in special construction and final assembly works; - consulting engineering including the following: rendering of the intellectual services in projection of construction sites, working out of the construction strategy, marketing researches and feasibility studies, organization and managing of open auctions and tenders for best supply and construction contractors, carrying out of construction works to install equipment chosen at tender or auction, coordination of civil engineering works, supply and assembly works;

- utilization, deep processing and salvaging of discharged metal objects, marketing, sale, export sales of salvaged metals and of the products resulting from its salvaging;

- developing of the technologies and production of the equipment for the needs of agricultural sector;

- conversion of military property and hardware taken off duty and its utilization;

- building of housing and of other civil objects;

- leasing of the equipment to the third parties;

Article 4

NAME AND THE LEGAL ADDRESS OF THE COMPANY

The name of the Company shall be:

(a) In Ukrainian: Aktionerne tovaristvo z inozemnimy investiciamy

"OBIEDNANA INGINIRINGOVA COMPANIA"

(b) In English - The Joint Stock Company With Foreign Investments


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"UNITED ENGINEERING COMPANY"

The legal address of the Company is:

Altayskaya Str., 51, Dniepropetrovst 320064, Ukraine.

Article 5 LEGAL STATUS OF THE COMPANY

5.1. The Company is established as a closed Joint Stock Company in accordance with The Law of Ukraine On Business Associations, i.e. a company which has a capital fund divided into certain number of shares of equal nominal value and is liable for its obligations only by its assets. The Company shall also enjoy the Status of an Enterprise with foreign investments established under the Laws of Ukraine on Foreign Investments. 5.2. As an enterprise with foreign investment the Company may create subsidiaries, daughter companies, may acquire stock of privatized state plants and factories and structure itself as Holding Company, i.e. a business entity which owns controlling voting stock of daughter companies and subsidiaries.

5.3. The Company will be liable to the demands of creditors to the extend all its property and assets, but all shareholders are liable only within the limits of their share value.

Article 6 CAPITAL FUND AND PERCENTAGE INTERESTS

6.1. Share Capital (Statutory Fund). The authorized share capital of the Company ("Capital Fund") at the moment of its founding to be subscribed and paid in by the Founders upon Company establishment is one hundred million (100,000,000) of Ukrainian karbovanetz, or if valued in order to carry out valuation of the American Partner (the Founder) and the relevant contributions of the Ukrainian Partners (the Founders) in the contributions convertion into hard convertible currency - one hundred (100,000) US dollars in accordance with the following exchange rate agreed between all of the Founders: One (1) US dollar is equal to one thousand (1000) karbovanetz. This Capital Fund is divided into 10,000 shares of common stock with a nominal value of UK 10,000 each.

The Founders only shall subscribe to the Company's Share Capita. The Founders who are Ukrainian legal entities shall pay in their shares by contributing the relevant sums of cash into the Statutory Fund. The American Founder "C.S.M.G. inc." shall pay in its shares in kind (by certain equipment) for the total sum of fifty thousand (50,000) US dollars, to be contributed into the Statutory
Fund: The convertion of "C. S. M. G. inc." in kind" contribution into Ukrainian Karbovanetz shall carried out in accordance with the previously agreed exchange rate: one (1) dollar is equal to one thousand (1000) karbovanetz.

1. The State Property Fund shall pay in the aggragate amount of 1875 shares, that will make up 18,75% equal to 18,750,000 karbovanetz or 18,750 US dollars in the following way:

(a) The value of 625 shares worth Ukbv.6,250,000 or 6,250 US dollars, that make up 6,25% of the Share Capital, shall be paid in cash by the Industrial Production Association "Southern MachineBuilding Plant";

(b) The value of 625 shares worth Ukbv.6,250,000 or 6,250 US dollars that make up 6,25% of the Share Capital shall be paid in cash by "Trust # 5 for Special Construction Works";

(c) The value of 625 shares worth Ukbv. 6,250,000 or 6,250 US dollars that make up 6,25% of the Share Capital shall be paid in cash by the Construction Bureau "The Southern"; 2: The "Spivdruznist" Association of Enterprises, shall subscribe and pay in 625 shares worth Ukbv. 6,250,000 or 6,250 US dollars, which will make 6,25% of the Company's Capital;

3. The Special Construction and Technology Bureau of the Electrical Welding Institute ("The Paton Institute") shall subscribe and pay in 625 shares worth Ukbv.6,250,000 or 6,250 US dollars, which will

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make 6,25% of the Company's Capital;

4. "Ukrinvestkonversia ltd.", Limited Liability Company shall subscribe and pay in 875 shares worth Ukbv.8,750,000 or 6,250 US dollars, which will make 8,75% of the Company's Capital;

5. The Limited Liability Company "EKSKATT ltd." shall subscribe and pay in 500 shares worth Ukbv. 5,000,000 or 5,000 US dollars, which will make 5% of the Company's Capital;

6. Research and Production Enterprise with Limited Liability "Pivdenexo , shall subscribe and pay in 500 shares worth Ukbv. 5,000,000 or 5,000 US dollars, which will make 5% of the Company's Capital;

7 Corporation "CONSORTIUM SERVICE MANAGEMENT GROUP - "C.S.M. G. shall subscribe and pay in 5000 shares worth fifty million (Ukbv. 50,000) karbovanetz or fifty thousand (50,000) US dollars which will make 50% of the Company's capital. The American Founder(s) shall pay in it's shares in US dollars at the official exchange rate effective the date of paying in the capital.

Statotur Fund Payment Order:

a)  The  Founders  shall  pay  in  their  shares  by  making  certain   property
contribution in the amounts and by the schedule set forth by the relevant regulations of the Ukrainian Legislation;

b) The Founders who are Ukrainian legal entities shall pay in their respective shares by contributing certain amounts of cash into the Statutory Fund pursuant
Article 3.1. of this Syayutes.

c) The Founder - "C.S.M.G. inc." shall pay in it's shares (5000) by making contribution in kind (contributing an automobile, a maxi-van and some office equipment) at the aggregate value of 50,000 US dollars.

The American Founder(s) shall pay in it's shares in US dollars at the official exchange rate effective the date of paying in the Capital.

6.2. The Company has the right to make Capital Fund increase if all the shares previously issued were paid in at a price not less then nominal value. The Capital Fund increase may be made by means of issuance of additional stock or by share par value increase. 6.3. Increase in Capital Fund Procedures.

a) The Company may increase its Capital Fund after starting operations subject to decision of Shareholders General Assembly.

b) The Company may also make increase in Capital Fund and make private placement of additional stock issued, among Ukrainian or us enterprises, which Founders may deem necessary to associate with the Company's operations. Additional shares issued also shall be placed between citizens of Ukraine or USA, members of the Board or the Management of the Company or those who are rendering helpful services for the Company. Any decision to be taken on the issuance of additional stock shall be subject of exclusive authority of the General Meeting of the Shareholders and will need not less then 3/4 majority vote of all the Shareholders. The said rule shall be also applied to the private offering of certain amount of stock to the natural persons and legal entities of US or Ukraine, which may belong to the executive officers of the Company, referred to in Article 5.1. (e) of the Company's Statutes or the outsiders that ,an provide valuable services for the Company.

6.4. The issue or private offer price of such newly issued shares may be greater than their nominal value.

6.5. Shares. The Shares of the Company shall be registered personal shares of common stock and shall be numbered consecutively. Each shareholder shall be issued a certificate evidencing his\her ownership in shares of stock in the Company.

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6.6. Creation of the New Subsidiaries.

',on the decision taken by 3/4 majority vote of the General Meeting the Shareholders the Company may create its subsidiaries.

6.7. Equal distribution of interests between the American and the Ukrainian Partners. In any capital increase or private placement of Company's stock policy the Founders of the Company shall keep the equal distribution of interests in it's Share Capital pursuant the guideline that neither all the American Shareholders, nor the Ukrainian Shareholders shall have the ownership and voting rights exceeding 50% of the Company Authorized Share Capital.

Article 7 FINANCING OF THE COMPANY BUSINESS

7 . 1: The Company shall open, pursuant to the Law of Ukraine, the following bank accounts: i) a UK account in one of the local Banks;

ii) a USD account in one of the local Banks;

iii) the correspondence accounts in banking institutions of the CIS countries and other countries of the former Soviet Union;

iiii) a hard currency account in one of the first class European or US banks, referred to as "Foreign bank account", for the purpose of funding equipment, operating and other necessary business expenses and to function as a receiving account for the purpose of depositing the irrevocable letters of credit from the sale of Companys products to the world markets. This account the Company shall open after receiving license from the National Bank of Ukraine.

7.2. The Company can use part of the assets invested into the Capital Fund to cover part of the office expenses costs until first profits appear.

7.3. "S.C.M.G.", in a period that will not exceed 120 days after obtaining by the Ukrainian Founders of the documents, referred to in the Article 8.3., shall assist in providing financing for Companys' business in form of a loan up to an aggregate amount up to two million USD ($ 2 000,000) with the interest rate not exceeding 9% annually to cover such an operational expenses of the Company that the shareholders may deem necessary The repayment term shall be 36 month with a minimum monthly payment of $70,550 and 50% of the profit payback schedule. The first payment shall be made the first day of the month which will follow four-month period starting from the the date of obtaining the credit.

7.4. This financing shall be in form of a loan to which the Company will be a debtor, with loan to be provided by one of US or European Commercial Banks.

7.5. All the founders shall provide working capital to the Company on credit terms or interest free subsidy.

7.6. The CSMG] shall provide marketing for the Company operations in order to insure export of the Companys' products to world market at the best average prices attainable.

7 , 7. The Ukrainian Founders shall be responsible for all the official approvals, registration certificates or licenses, opening of the Company's accounts in Ukraine, that may be necessary in connection with the Company establishment and will bear all the expenses relevant to these activities. The "SCMG" as a Founder to the Company shall be responsible for the expenses connected with the opening of Foreign Bank Account.

Article 8. SECURITY OF THE COMPANY DEBT
8.1. Immediately after obtaining of the registration certificate of the Company Ukrainian Founders shall

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address the appropriate  Government authorities of Ukraine and the National Bank of Ukraine in order to obtain special license for operating the Foreign Bank account in the Company name, to handle operations referred to in the paragraph
7.1. of this Agreement;

8.2. The US Founder shall retain one of "the big six" accounting firms to oversee the Foreign bank account operations.

8.3. The Ukrainian Founder shall seek to obtain from the Government of Ukraine a written document, guaranteeing immediate free export to the world market of no less then 50% of metals, objects and components, obtained by the Company out of its salvage of military hardware operations. Should the Ukrainian Founders fail to get the said document within 30 days after the date of official registration of the Company, the American Founder may withdraw from the Company notifying the other Shareholders on its decision in 5 days period .

8.4. On the Condition of the Reception of the Hard Currency Credit The Company shall pay monthly to the Creditor beginning with the date of the first payment and each month there after the sum referred to in the Article 7.3.

Article 9

PROFIT OF THE COMPANY AND ITS DISTRIBUTION

9.1. The Company shall keep books and records concerning all profits, losses, income, expenditures, assets and liabilities.

9.2. Profit of the Company after all allocations to the State Budget (net profit) if any shall be the Company property. The profit and loss distribution between the Founders shall be proportional to their respective investments to the Capital Fund, provided that all extra contributions to the working capital also shall be refunded.

9.3.  The Profits of the Company  shall be counted  for in  accordance  with the
accounting  regulations  effective  in  Ukraine,   though  financial  statements
prepared in accordance with American accounting standards shall be prepared.

Article 10.

INSURANCE FUND AND LIABILITY OF FOUNDERS.

The insurance fund is created by the Company at the amount of 25 twenty five percent (25%) of the Capital Fund. The year allocations to the Reserve Fund shall not be less then 5% of the profit.

Article 11.

FOUNDERS OBLIGATIONS AS TO STARTING SALVAGE OPERATIONS

11.1. Immediately after registration of the Company Ukrainian founder will be active take every effort in order to provide for the Company:

i) provide locations or shops for the Company operations with necessary elements of industrial infrastructure in a form of associating other parties with the Company business ;

ii) provide supplies of objects for dismantling and salvage


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iii) to provide no less then 6 dismantled  strategic  missiles locations for the purpose of their usage in the Company's interests

11.2. The US Founder will take efforts in order to provide for the Company:

i) obtaining of the funding for Company operations subject to conditions set forth hereinunder;

ii) marketing and sales to the World market of the Company products at highest but competitive prices available;

iii) training of the Company personnel if necessary

iy) funding of the strategic study of the Company's operations at $100,000 after receiving licese and other documents referred to in Article 8.3. of this Agreement.

11.3. The sale out of the state-owned stock of the Company shall be carried out by the State Property Fund of Ukraine in accordance with effective legislation.

Article 12 GENERAL RIGHTS AND RESPONSIBILITY OF THE FOUNDERS

12.1. Founders shall have rights and responsibility pursuant article 1 1 of the law of Ukraine "On Business Associations" and in addition to those, hereby undertake the following actions in compliance with article 26 and all other provisions of the Law on Economic Associations:

(a) they ratify and adopt this Founders' Agreement and approve the Statutes of the Company; (b) they authorize the undersigned to be their lawful and duly authorized Representatives to carry out this Agreement, including:

(c) to take all actions necessary to officially register the Company as a joint stock company, and to register the Statutes as required in accordance with Ukrainian law;

(d) to constitute a first general meeting of Shareholders following registration of the Company;

(e) they indemnify and hold harmless their Representatives (the undersigned) from any and all damage, loss, liability and expense incurred or suffered by them as a result of their actions in furtherance of the creation of the Company.

Article 13 GOVERNING BODIES OF THE COMPANY.

13.1. The Founders shall create governing bodies of the Company pursuant to Ukrainian legislation: General Meeting of the Shareholders Board of Directors, Supervisory Board and Audit Commission as controlling body.

13.2.  General Meeting of the  Shareholders  shall be convened weekly during the six month period following the Company official registration and after expiration of the said term - in accordance with relevant Statutes provisions. The Shareholders at their meeting shall elect Chairman who will also bear the title "President of the Company".

13.3. Board of Directors shall consist of ten members; US Founder on his part and Ukrainian Founders on their part jointly shall designate equal number of Directors and the Company will conclude a contract with each of the Directors. Two members of the Board of Directors (one on Ukrainian part and one on US part) shall be appointed as Directors General. Directors General shall manage every day operations of the Company and will not be authorized to fund without the Board of Directors approval assets which

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according to the  exchange  rate  announced by the Bank of Ukraine  exceed $500, except for every day operational expenditures.

Article 14 ARBITRATION.

All disputes that may arise between US Founder and Ukrainian Founders shall be subject to litigation at the International Commercial Arbitration in Stockholm.
Article 15 FINAL CLAUSES

15. 1. This Agreement shall be effective from the date of its sighing by the Founders. From this date all other documents (correspondence, protocols of intent) shall not be effective.

15.2. The document entitled "The Company's Statutes" shall be regarded as Annex to this Founders' Agreement. Should any provisions of the Founders' Agreement and the Company's Statutes contradict to each other the relevant provision of the Founders' Agreement shall prevail.

15.3. This Agreement shall be executed in ten counterparts in Ukrainian and in three counterparts in English each of which shall be deemed as originals, but in case of any misunderstanding the English text will prevail.


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